NEWS RELEASE

Tupperware Brands Takes Action to Improve Capital Structure and Liquidity Position
Engages Financial Advisors to Support Financing and Liquidity Initiatives
Announces Substantial Doubt About Ability to Continue as Going Concern
Receives Notice of NYSE Non-Compliance; Anticipates Filing Form 10-K Within 30 Days to Regain Compliance

ORLANDO, Fla., April 7, 2023 ― Tupperware Brands Corporation (NYSE: TUP) (the “Company”), a leading global consumer products company, today announced it has engaged financial advisors to help improve its capital structure and remediate its doubts regarding its ability to continue as a going concern.

The Company’s Board of Directors is actively engaged with management to improve the Company’s capital structure and near-term liquidity. The Company has engaged financial advisors to assist in securing supplemental financing, and is engaging in discussions with potential investors or financing partners. In addition, the Company is reviewing its real estate portfolio for property available for potential dispositions or sale-leaseback transactions, and is exploring right-sizing efforts, monetization of fixed assets, cash management, and marketing and channel optimization, to preserve or deliver additional liquidity.
“Tupperware has embarked on a journey to turn around our operations and today marks a critical step in addressing our capital and liquidity position,” said Miguel Fernandez, President and Chief Executive Officer of Tupperware Brands.  "The Company is doing everything in its power to mitigate the impacts of recent events, and we are taking immediate action to seek additional financing and address our financial position.”
The Company has determined that a violation of its Credit Facility covenants is probable to occur as a result of the Company’s delay in filing its Annual Report on Form 10-K for the year ended December 31, 2022 (the “Form 10-K”) as well as cash constraints caused by higher interest costs and timing of re-engineering actions. Further, due to the challenging internal and external business economics, coupled with the increased levels and cost of borrowings under its Credit Facility, the Company currently forecasts that, if it is unable to obtain adequate capital resources or amendments to its Credit Agreement, it may not have adequate liquidity in the near term. As a result, the Company has concluded there is substantial doubt about its ability to continue as a going concern. This going concern status requires the Company to write-down certain non-cash deferred tax assets and goodwill and other intangible assets. Therefore, the financial results reflected in its Form 10-K, when filed, will differ significantly in these areas from the preliminary results it announced on March 1, 2023.
On April 3, 2023, as expected, the Company received a notice from the New York Stock Exchange (the “NYSE”) indicating the Company is not in compliance with Section 802.01E of the NYSE Listed Company Manual as a result of its failure to timely file the Form 10-K. The NYSE informed the Company that, under NYSE rules, the Company has six months from the Form 10-K due date to regain compliance with the NYSE listing standards by filing the Form 10-K with the Securities and Exchange Commission (the “SEC”). The NYSE further noted that, if the Company fails to file the Form 10-K within the six-month period, the NYSE may grant, at its sole discretion, an extension of up to six additional months for the Company to regain compliance, depending on the specific circumstances. The notice from the NYSE also notes that the NYSE may nevertheless commence delisting proceedings at any time if it deems that circumstances warrant.

The Company currently expects to file its Form 10-K with the SEC within the next 30 days; however, there can be no assurance that the Form 10-K will be filed at such time. As the Company previously disclosed on March 16, 2023, it filed a Notification of Late Filing on Form 12b-25 (the "Form 12b-25"), reporting the Company required additional time to complete the Form 10-K due to several items related to its accounting for income taxes and leases. Although the Company has dedicated significant resources to finalizing its audited consolidated financial statements and related disclosures for inclusion in the Form 10-K, the Company was unable to file the Form 10-K by March 31, 2023, the end of the extension period provided by the Form 12b-25. Further time is needed by the Company and its auditors to complete the preparation and audit of the financial statements, including the restatement of certain of its previously issued financial statements, before the Form 10-K can be filed.

Forward-Looking Statements
Statements contained in this release that are not historical fact and use predictive words such as “will”, “would”, “could”, “should”, “may”, “believes”, “intends”, “expects” and similar words are forward-looking statements. These forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed herein. This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including with respect to the timing of the completion of the audit of the Company’s consolidated financial statements and filing of the Form 10-K, the extent to which the Form 10-K when filed will disclose results that differ materially from preliminary results previously released, the Company’s ability to regain compliance with the NYSE’s listing standards, the Company’s ability to remain in or regain compliance with the covenants under its borrowing arrangements, and the Company’s plans regarding and ability to execute on any potential future financings or other transactions. Such forward-looking statements are based on assumptions about many important factors, including the following, which could cause actual results to differ materially from those in the forward-looking statements: whether the Company will identify additional errors in previously issued financial statements and other risks identified in the Company’s most recent filing on Form 10-K and other SEC filings, all of which are available on the Company’s website.
Other than updating for changes in foreign currency exchange rates, the Company does not intend to update forward-looking information unless otherwise required by law.
About Tupperware Brands Corporation
Tupperware Brands Corporation (NYSE: TUP) is a leading global consumer products company that designs innovative, functional and environmentally responsible products that people love and trust. Founded in 1946, Tupperware’s signature container created the modern food storage category that revolutionized the way the world stores, serves and prepares food. Today, this iconic brand has more than 8,500 functional design and utility patents for solution-oriented kitchen and home products. With a purpose to nurture a better future, Tupperware® products are an alternative to single-use items. The company distributes its products into nearly 70 countries, primarily through independent representatives around the world. For more information, visit Tupperwarebrands.com or follow Tupperware on Facebook, Instagram, LinkedIn and Twitter.

Investors: Douglas M. Lane, CFA, douglaslane@tupperware.com (321) 503-9640
Media: media@tupperware.com
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